Exhibit (h)(5)

FORM OF APPENDIX A

TO

TRANSFER AGENCY AND SERVICES AGREEMENT

as of [                    ], 2013

FUND	INCEPTION DATE
WisdomTree Total Dividend Fund	06/16/2006
WisdomTree Equity Income Fund	06/16/2006
WisdomTree DEFA Fund	06/16/2006
WisdomTree DEFA Equity Income Fund	06/16/2006
WisdomTree Asia-Pacific ex-Japan Fund (formerly, WisdomTree Pacific ex-Japan Total Dividend Fund)	06/16/2006
WisdomTree Australia Dividend Fund (formerly, WisdomTree Pacific ex-Japan Equity Income Fund)	06/16/2006

WisdomTree Global Equity Income Fund	06/16/2006
WisdomTree Japan Hedged Equity Fund	06/16/2006
WisdomTree Global ex-US Growth Fund (formerly, WisdomTree World ex-U.S. Growth Fund)	06/16/2006

WisdomTree Dividend ex-Financials Fund	06/16/2006
WisdomTree LargeCap Dividend Fund	06/16/2006
WisdomTree MidCap Dividend Fund	06/16/2006
WisdomTree SmallCap Dividend Fund	06/16/2006
WisdomTree Japan SmallCap Dividend Fund	06/16/2006
WisdomTree Europe SmallCap Dividend Fund	06/16/2006
WisdomTree International LargeCap Dividend Fund	06/16/2006
WisdomTree International Dividend ex-Financials Fund	06/16/2006
WisdomTree International MidCap Dividend Fund	06/16/2006
WisdomTree International SmallCap Dividend Fund	06/16/2006
WisdomTree Commodity Country Equity Fund (formerly, WisdomTree International Basic Materials Sector Fund)	10/13/2006

WisdomTree Global Natural Resources Fund (formerly, WisdomTree International Energy Sector Fund)	10/13/2006

WisdomTree Global ex-US Utility Fund (formerly, WisdomTree International Utilities Sector Fund)	10/13/2006

WisdomTree Total Earnings Fund	02/23/2007
WisdomTree Earnings 500 Fund	02/23/2007
WisdomTree MidCap Earnings Fund	02/23/2007
WisdomTree SmallCap Earnings Fund	02/23/2007
WisdomTree LargeCap Value Fund	02/23/2007
WisdomTree Global ex-US Real Estate Fund (formerly, WisdomTree International Real Estate Fund)	06/05/2007

FORM OF APPENDIX A

TO

TRANSFER AGENCY AND SERVICES AGREEMENT

as of [                    ] 2013

FUND	INCEPTION DATE
WisdomTree India Earnings Fund	02/22/2008
WisdomTree Emerging Markets Equity Income Fund	07/13/2007
WisdomTree Emerging Markets SmallCap Dividend Fund	10/30/2007
WisdomTree Middle East Dividend Fund	07/16/2008
WisdomTree Europe Hedged Equity Fund (formerly WisdomTree International Hedged Equity Fund)	12/31/2009
WisdomTree Dreyfus Emerging Currency Fund	05/05/2009
WisdomTree Euro Debt Fund (formerly, WisdomTree Dreyfus Euro Fund)	05/14/2008
WisdomTree Brazilian Real Fund	05/14/2008
WisdomTree Chinese Yuan Fund	05/14/2008
WisdomTree Indian Rupee Fund	05/14/2008
WisdomTree Australia & New Zealand Debt Fund (formerly, WisdomTree New Zealand Dollar Fund)	06/25/2008
WisdomTree Emerging Markets Local Debt Fund	08/05/2010
WisdomTree Dreyfus Commodity Currency Fund	09/24/2010
WisdomTree Managed Futures Fund	01/05/2011
WisdomTree Asia Local Debt Fund	03/17/2011
WisdomTree Global Real Return Fund	07/14/2011
WisdomTree Emerging Markets Corporate Bond Fund	03/08/2011
WisdomTree China Dividend ex-Financials Fund	09/19/2012
WisdomTree Global Corporate Bond Fund	01/31/2013
WisdomTree U.S. Dividend Growth Fund	05/22/2013
WisdomTree U.S. SmallCap Dividend Growth Fund	07/25/2013
WisdomTree Korea Hedged Equity Fund	11/07/2013
WisdomTree United Kingdom Hedged Equity Fund	06/28/2013
WisdomTree Japan SmallCap Hedged Equity Fund	06/28/2013
WisdomTree Germany Hedged Equity Fund	10/17/2013
WisdomTree Emerging Markets Consumer Growth Fund	09/27/2013
WisdomTree Emerging Markets Dividend Growth Fund	08/01/2013
WisdomTree Japan Interest Rate Strategy Fund	12/16/2013
WisdomTree Bloomberg U.S. Dollar Bullish Fund	12/16/2013
WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	12/18/2013
WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	12/18/2013
WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	12/18/2013
WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	12/18/2013

WisdomTree Trust	Bank of New York Mellon

Signature Jonathan Steinberg President	Signature Andrew Pfeifer Vice President

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